Exhibit 99

Form 3 Joint Filer Information

Name:	FHM V, LP
Address:	601 Union Street, Suite 3200
Seattle, WA 98101

Designated Filer:	Frazier Healthcare V, LP

Issuer & Ticker Symbol:	La Jolla Pharmaceutical Company (LJPC)

Date of Event Requiring Statement:	December 14, 2005

FHM V, LP
By: FHM V, LLC, its General Partner

By:	/s/ Thomas S. Hodge
Thomas S. Hodge,
Chief Operating Officer

Name:	FHM V, LLC
Address:	601 Union Street, Suite 3200
Seattle, WA 98101

Designated Filer:	Frazier Healthcare V, LP

Issuer & Ticker Symbol:	La Jolla Pharmaceutical Company (LJPC)

Date of Event Requiring Statement:	December 14, 2005

FHM V, LLC

By: /s/ Thomas S. Hodge
Thomas S. Hodge,
Chief Operating Officer